CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-260675 on Form S-6 of our report dated November 16, 2021, relating to the financial statement of The First Trust(R) Combined Series 612, comprising Tax Exempt Municipal Income Trust, Series 321, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

November 16, 2021